EXHIBIT  23.1
CONSENT  OF  INDEPENDENT  AUDITORS




                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's financial statements of Chemical Consortium Holdings, Inc.(formerly China Gateway Holdings Inc.), which report appear on pages F-2 of Form 10-KSB (File No. 000-26436) of Chemical Consortium Holdings, Inc. for the year ended December 31, 2000. We also consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated October 31, 2001, which appears in the Form 8-K/A of Chemical Consortium, Inc., filed with the Securities and Exchange Commission on November 19, 2001.



/s/  Horwath Gelfond Hochstadt Pangburn P.C.
--------------------------------------------
HORWATH GELFOND HOCHSTADT PANGBURN, P.C.

Denver,  Colorado
November 19, 2001.